RIMFIRE MINERALS CORPORATION

STOCK OPTION PLAN

1.

DEFINITIONS AND INTERPRETATION

1.1

Definitions

As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

(a)

"Administrator" means, initially, the secretary of the Company and thereafter shall mean such director or other senior officer or employee of the Company as may be designated as Administrator by the Board from time to time;

(b)

"Award Date" means the date on which the Board grants and announces a particular Option;

(c)

"Board" means the board of directors of the Company;

(d)

"Company" means Rimfire Minerals Corporation;

(e)

“Consultant” means any individual or other persons who either perform services for the Company on an ongoing basis or who have provided, or are expected to provide, a service of value to the Company;

(f)

"Director" means any individual holding the office of director of the Company;

(g)

“Discounted Market Price” means the Market Price less a discount, which shall not exceed the amount set forth in the TSX Venture Exchange Policy Manual, subject to a minimum exercise price of $0.10;

(h)

"Employee" means any individual regularly employed on a full-time or part-time basis by the Company or other persons who either perform services for the Company on an ongoing basis or who have provided, or are expected to provide, a service of value to the Company;

(i)

"Exercise Notice" means the notice respecting the exercise of an Option, in the form set out as Schedule "A" hereto, duly executed by the Option Holder;

(j)

"Exercise Period" means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date;

(k)

"Exercise Price" means the price at which an Option may be exercised as determined in accordance with paragraph 3.5;

(l)

"Expiry Date" means the date determined in accordance with paragraph 3.3 and after which a particular Option cannot be exercised;

(m)

"Option" means an option to acquire Shares, awarded to a Director or Employee pursuant to the Plan;

(n)

"Option Certificate" means the certificate, in the form set out as Schedule "B" hereto, evidencing an Option;

(o)

"Option Holder" means a Director or Employee, or former Director or Employee, who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

(p)

"Personal Representative" means:

()

in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

()

in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

(q)

"Plan" means this incentive stock option plan; and

(r)

"Share" or "Shares" means, as the case may be, one or more common shares without par value in the capital of the Company.

1.2

Choice of Law

The Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the laws of the Province of British Columbia.

1.3

Headings

The headings used herein are for convenience and are not to affect the interpretation of the Plan.

2.

PURPOSE AND PARTICIPATION

2.1

Purpose

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Directors and Employees, to reward such of those Directors and Employees as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such Directors and Employees to acquire Shares as long term investments.

2.2

Participation

The Board shall, from time to time, in its sole discretion determine those Directors and Employees, if any, to whom Options are to be awarded. If the Board elects to award an Option to a Director, the Board shall, in its sole discretion but subject to paragraph 3.2, determine the number of Shares to be acquired on the exercise of such Option. If the Board elects to award an Option to an Employee, the number of Shares to be acquired on the exercise of such Option shall be determined by the Board in its sole discretion, and in so doing the Board may take into account the following criteria:

(a)

the annual salary of the Employee as at the Award Date in relation to the total annual salaries payable by the Company to all of its Employees as at the Award Date;

(b)

the length of time that the Employee has been employed by the Company; and

(c)

the quality of work performed by the Employee.

2.3

Notification of Award

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Agreement representing the Option so awarded.

2.4

Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

2.5

Limitation

The Plan does not give any Option Holder who is a Director the right to serve or continue to serve as a Director of the Company nor does it give any Option Holder who is an Employee the right to be or to continue to be employed by the Company.

3.

TERMS AND CONDITIONS OF OPTIONS

3.1

Board to Allot Shares

The Shares to be issued to Option Holders upon the exercise of Options shall be allotted and authorized for issuance by the Board prior to the exercise thereof.

3.2

Number of Shares

The Company shall not grant Options under the Plan which will, when exercised, exceed 10% of the issued and outstanding Shares of the Company. The Company shall not grant Options to any one individual Director or Employee within a twelve-month period which will when exercised, exceed 5% of the issued and outstanding Shares of the Company. The Company shall not grant Options to any one individual Consultant within a twelve-month period which will, when exercised, exceed 2% of the issued and outstanding Shares of the Company.

The Company shall not grant Options to Employees or Consultants conducting Investor Relations Activities for the Company within a twelve-month period which in aggregate will, when exercised, exceed 2% of the issued and outstanding Shares of the Company.

If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares which would have been acquired on the exercise of such Option shall again be available for the purposes of the Plan.

3.3

Term of Option

Subject to paragraph 3.5, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded, provided that such date shall not be later than the fifth anniversary of the Award Date of such Option.

3.4

Vesting of Option

Options granted to Consultants conducting Investor Relations Activities for the Company shall vest on an equal quarterly basis over a twelve-month period.

3.5

Termination of Option

An Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period provided that, with respect to the exercise of part of an Option, the Board may at anytime and from time to time fix a minimum or maximum number of Shares in respect of which an Option Holder may exercise part of any Option held by such Option Holder. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 4:00 p.m. local time in Vancouver, British Columbia, on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Board at the time the Option is awarded and the date established, if applicable, in paragraphs (a) to (c) below.

(a)

Death

In the event that the Option Holder should die while he or she is still a Director (if he or she holds his or her Option as Director), Contractor (if he or she holds his or her Option as Contractor), or Employee (if he or she holds his or her Option as Employee), the Expiry Date shall be one year from the date of death of the Option Holder.

(b)

Ceasing to Hold Office

In the event that the Option Holder holds his or her Option as Director of the Company and such Option Holder ceases to be a Director of the Company, other than by reason of death, the Expiry Date of the Option shall be the 30th day following the date the Option Holder ceases to be a Director of the Company unless the Option Holder ceases to be a Director of the Company as a result of:

(i)

ceasing to meet the qualifications set forth in s.114 of the Company Act R.S.B.C. 1996, c.62 (the "Act"); or

(ii)

a special resolution having been passed by the members of the Company pursuant to subsection 119(3) of the Act; or

(iii)

an order of the British Columbia Securities Commission, the TSX Venture Exchange, or any regulatory body having jurisdiction to so order;

in which case the Expiry Date shall be the date the Option Holder ceases to be a Director of the Company.

(c)

Ceasing to be Employed

In the event that the Option Holder holds his or her Option as an Employee or Contractor of the Company and such Option Holder ceases to be employed, other than by reason of death, the Expiry Date of the Option shall be the 30th day following the date the Option Holder ceases to be an Employee or Contractor of the Company unless the Option Holder ceases to be an Employee of the Company as a result of:

(i)

termination for cause; or

(ii)

an order of the British Columbia Securities Commission, the TSX Venture Exchange, or any regulatory body have jurisdiction to so order;

in which case the Expiry Date shall be the date the Option Holder ceases to be an Employee of the Company.

3.6

Exercise Price

The Exercise Price shall be the price per Share, as determined by the Board in its sole discretion, and announced as of the Award Date, at which an Option Holder may purchase a Share upon the exercise of an Option. The Exercise Price shall not be less than the Discounted Market Price in accordance with the rules and policies of the TSX Venture Exchange.

3.7

Assignment of Options

Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by paragraph 4.1, exercise the Option within the Exercise Period.

3.8

Adjustments

If prior to the complete exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the "Event"), an Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Shares shall be issued upon the exercise of the Option and accordingly, if as a result of the Event an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded. Additionally, no lots of Shares in an amount less than 500 Shares shall be issued upon the exercise of an Option unless such amount of Shares represents the balance left to be exercised under an Option.

4.

EXERCISE OF OPTION

4.1

Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder. An Option Holder or his or her Personal Representative may exercise an Option in whole or in part, subject to any applicable exercise restrictions, at any time or from time to time during the Exercise Period up to 4:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to Rimfire Minerals Corporation in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

4.2

Exercise Restrictions

The Board may, at the time an Option is awarded or upon renegotiation of the same, attach restrictions upon the number of Shares which may be acquired upon an exercise of the Option during a stated period of time. Any such restrictions shall be recorded on the Option Certificate issued to the Option Holder.

4.3

Issue of Share Certificates

As soon as practicable after the Option Holder has complied with the requirements of subsection 4.1, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall forward a new Option Certificate to the Option Holder concurrently with delivery of the aforesaid share certificate for the balance of the Shares available under the Option.

4.4

Condition of Issue

The issuance of Shares by the Company pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of such Shares and to the listing requirements of any stock exchange or exchanges on which the Shares may be listed. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company any information, report and/or undertakings required to comply with and to fully co-operate with the Company in complying with such laws, rules and regulations.

5.

ADMINISTRATION

5.1

Administration

The Plan shall be administered by the Administrator on the instructions of the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to the Administrator or any Director, officer or Employee of the Company such administrative duties and powers as it may see fit.

5.2

Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

6.

AMENDMENT AND TERMINATION

6.1

Prospective Amendment

The Board may from time to time amend the Plan and the terms and conditions of any Option thereafter to be awarded and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Shares, or for any other purpose which may be permitted by all relevant laws, rules and regulation, provided always that any such amendment shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment.

6.2

Retrospective Amendment

The Board may from time to time retrospectively amend the plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options which have been theretofore awarded.

6.3

Termination

The Board may terminate the Plan at anytime provided that such termination shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination and notwithstanding such termination the Company, such Options and such Option Holders shall continue to be governed by the provisions of the Plan.

6.4

Agreement

The Company and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of the Plan.

7.

APPROVALS REQUIRED FOR PLAN

7.1

Approvals Required for Plan

Prior to its implementation by the Company, the Plan is subject to approval by the shareholders of the Company at a general meeting and the TSX Venture Exchange.

7.2

Substantive Amendments to Plan

Subject to section 6 hereof, any substantive amendments to the Plan shall be subject to the Company first obtaining the approval of the shareholders of the Company at a general meeting and the TSX Venture Exchange. Any decrease in exercise price for previously granted options shall be subject to the Company first obtaining the approval of disinterested shareholders of the Company at a general meeting.

SCHEDULE "A"

EXERCISE NOTICE AND DECLARATION

To:

The Administrator Stock Option Plan

Rimfire Minerals Corporation

700 – 700 West Pender Street

Vancouver, British Columbia

V6C 1G8

The undersigned hereby confirms that the Option Holder is a bonafide Director, Employee, Consultant, or management company Employee of the Company (circle one).

The undersigned hereby irrevocably gives notice, pursuant to the Rimfire Minerals Corporation (the "Company") Stock Option Plan (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for (cross out the inapplicable item below):

(a)

all of the Shares; or

(b)

_____________ of the Shares, which are the subject of the Option Certificate as attached hereto.

Calculation of total Exercise Price:

(i)

number of Shares to be acquired on exercise

____________ Shares

(ii)

times the Exercise Price per Share:

$__________

TOTAL EXERCISE PRICE, enclosed herewith

$__________

The undersigned tenders herewith a certified cheque or bank draft (circle one) in the amount of $________________

payable to the Company in an amount equal to the total Exercise Price of the aforesaid Shares, as calculated above, and directs the Company to issue the share certificate evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address:

_________________________________________

_________________________________________

_________________________________________

_________________________________________

DATED the _____ day of _______________, 20__.

_________________________

_________________________

Signature of Witness

Signature of Option Holder

_________________________

_________________________

Name of Witness (please print)

Name of Option Holder (please print)

DECLARATION OF EXERCISING OPTIONEE

I, the undersigned holder of options (“Option Holder”) under the Stock Option Plan of Rimfire Minerals Corporation, hereby certify that at the time of my exercise of such options, as described below, I was not a “U.S. Person” as defined in Rule 902(k) (copy attached) of the U.S. Securities and Exchange Commission (“SEC”), that I was not then present in the United States, as defined in SEC Rule 902(l) (copy attached), and that no “directed selling efforts,” as defined in SEC Rule 902(c) (copy attached), were engaged in by me or on my behalf in connection with such exercise.

________________________________________        _________________________________

Signature of Option Holder                                            Number of Options Exercised

________________________________________        _________________________________

Name (Please Print)                                                        Date of Exercise

________________________________________

Date of Signature

DECLARATION OF RIMFIRE MINERALS CORPORATION

Rimfire Minerals Corporation (the “Company”), a British Columbia corporation, hereby certifies that:

1.

To the Company’s best knowledge and belief, the certification of the above-named Option Holder is full, true and correct; and

2.

As of the date of such Option Holder’s exercise of the subject options, the Company was a “foreign private issuer” with no “substantial U.S. market interest,” as those terms are defined in SEC Rules 405 and 902(j), respectively.

RIMFIRE MINERALS CORPORATION

By: ___________________________________________

       Authorized Officer

Its ____________________________________________

______________________________________________

Date

SCHEDULE "B"

Stock Option Plan

Option Certificate

This Certificate is issued pursuant to the provisions of the Rimfire Minerals Corporation (the "Company") Stock Option Plan (the "Plan") and evidences that [*]is the holder of an option (the "Option") to purchase up to [*] common shares (the "Shares") in the capital stock of the Company at a purchase price of [*] per Share. Subject to the provisions of the Plan:

(a)

the Award Date of this Option is [*]; and

(b)

the Expiry Date of this Option is [*].

This Option may be exercised at any time and from time to time from and including the Award Date through to and including up to 4:00 p.m. local time in Vancouver, British Columbia on the Expiry Date, by delivering to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to Rimfire Minerals Corporation in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and records of the Company shall prevail.

RIMFIRE MINERALS CORPORATION

David Caulfield

President and Chief Executive Officer